Exhibit 99.1

Acrivon Therapeutics Announces $130 Million Private Placement Financing

WATERTOWN, Massachusetts, April 9, 2024 – Acrivon Therapeutics, Inc. (“Acrivon” or “Acrivon Therapeutics”) (Nasdaq: ACRV), a clinical stage biopharmaceutical company developing precision oncology medicines that it matches to patients whose tumors are predicted to be sensitive to each specific medicine by utilizing its proprietary proteomics-based patient responder identification platform, Acrivon Predictive Precision Proteomics (AP3), today announced that it has entered into a securities purchase agreement with certain existing and new accredited investors to issue and sell an aggregate of 8,235,000 shares of its common stock at a price of $8.50 per share, a premium to the closing price on April 8, 2024, and pre-funded warrants to purchase up to an aggregate of 7,060,000 shares of common stock at a purchase price of $8.499 per pre-funded warrant, through a private investment in public equity (“PIPE”) financing. The pre-funded warrants will have an exercise price of $0.001 per share of common stock, be immediately exercisable and remain exercisable until exercised in full.

Acrivon anticipates the gross proceeds from the oversubscribed PIPE to be approximately $130 million, before deducting fees to the placement agent and other offering expenses payable by the company. The closing of the financing is expected to occur on April 11, 2024, subject to customary closing conditions.

The private placement is being led by a new US-based healthcare and life sciences investor and includes other new and key existing investors, including RA Capital Management, Perceptive Advisors, Paradigm BioCapital, Surveyor Capital (a Citadel company), Sands Capital, and Acorn Bioventures.

“We are excited to announce this financing and thank our new and key existing investors who have shown their support for and confidence in Acrivon,” said Peter Blume-Jensen, M.D., Ph.D., chief executive officer, president, and founder of Acrivon Therapeutics. “With this funding, we are well positioned to continue the advancement of our lead clinical asset, ACR-368, currently in registrational-intent Phase 2 trials, as well as our preclinical pipeline including ACR-2316, our internally-discovered, novel WEE1/PKMYT1 inhibitor and our recently declared cell cycle regulatory program with an undisclosed target. I am particularly excited about the enthusiasm for the broad potential of Acrivon’s differentiated AP3 platform and their support for our compelling long-term strategy aiming to transform precision medicine for the benefit of patients.”

Acrivon currently expects to use the net proceeds from the private placement, together with its existing cash, cash equivalents and investments, to fund the continued advancement of its pipeline, including ACR-368, ACR-2316, and its undisclosed cell cycle regulatory program, to fund research and development to broaden its use and applications of its AP3 platform, to leverage its vast proprietary data sets through artificial intelligence and machine learning, and for other general corporate purposes.

Acrivon believes its cash, cash equivalents and investments, including the expected net proceeds from the private placement, will provide sufficient funding of planned operations into the second half of 2026 with flexibility to extend further.

Jefferies acted as the exclusive placement agent in the private placement.

The securities sold in this PIPE are being made in a transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements. Pursuant to the securities purchase agreement, the company has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the securities sold in the PIPE.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction. Any offering of the common stock described above under the resale registration statement will only be by means of a prospectus.

About Acrivon Therapeutics
Acrivon is a clinical stage biopharmaceutical company developing precision oncology medicines that it matches to patients whose tumors are predicted to be sensitive to each specific medicine by utilizing Acrivon’s proprietary proteomics-based patient responder identification platform, Acrivon Predictive Precision Proteomics, or AP3. The AP3 platform is engineered to measure compound-specific effects on the entire tumor cell protein signaling network and drug-induced resistance mechanisms in an unbiased manner. These distinctive capabilities enable AP3’s direct application for drug design optimization for monotherapy activity, the identification of rational drug combinations, and the creation of drug-specific proprietary OncoSignature companion diagnostics that are used to identify the patients most likely to benefit from Acrivon’s drug candidates. Acrivon is currently advancing its lead candidate, ACR-368, a selective small molecule inhibitor targeting CHK1 and CHK2 in a potentially registrational Phase 2 trial across multiple tumor types. The company has received Fast Track designation from the Food and Drug Administration, or FDA, for the investigation of ACR-368 as monotherapy based on OncoSignature-predicted sensitivity in patients with platinum-resistant ovarian or endometrial cancer. Acrivon’s ACR-368 OncoSignature test, which has not yet obtained regulatory approval, has been extensively evaluated in preclinical studies, including in two separate, blinded, prospectively-designed studies on pretreatment tumor biopsies collected from past third-party Phase 2 trials in patients with ovarian cancer treated with ACR-368. The FDA has granted Breakthrough Device designation for the ACR-368 OncoSignature assay for the identification of ovarian cancer patients who may benefit from ACR-368 treatment. In addition to ACR-368, Acrivon is also leveraging its proprietary AP3 precision medicine platform for developing its co-crystallography-driven, internally-discovered preclinical stage pipeline programs. These include ACR-2316, a potent, selective WEE1/PKMYT1 inhibitor development candidate with single-agent activity, and a cell cycle program with an undisclosed target.

Forward-Looking Statements
This press release includes certain disclosures that contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release, including statements regarding the expected closing of the PIPE, our anticipated use of proceeds from the PIPE, whether the conditions for the closing of the PIPE will be satisfied, the filing of a registration statement to register the resale of the securities to be issued and sold in the PIPE, our future results of operations or financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. Forward-looking statements are based on Acrivon’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, risks and uncertainties that are described more fully in the section titled “Risk Factors” in our reports filed with the Securities and Exchange Commission. Forward-looking statements contained in this press release are made as of this date, and Acrivon undertakes no duty to update such information except as required under applicable law.

Investor and Media Contacts:
Adam D. Levy, Ph.D., M.B.A.
alevy@acrivon.com

Alexandra Santos
asantos@wheelhouselsa.com